Exhibit 10.2
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     GUARANTEE, dated as of June 29, 2001, made by AIHL-TH Limited, a British
Virgin Islands corporation (the "GUARANTOR"), in favor of Tommy Hilfiger Corporation, a British Virgin Islands corporation ("PARENT"), and Tommy Hilfiger (Eastern Hemisphere) Limited, a British Virgin Islands corporation ("THEH"). Parent and THEH are individually referred to herein as a "BUYER PARTY" and together as the "BUYER PARTIES."


                              W I T N E S S E T H:
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     WHEREAS, TH Europe Holdings Limited, a British Virgin Islands corporation
("SELLER"), and T.H. International N.V., a corporation organized under the laws of the Netherlands Antilles ("TH INTERNATIONAL"), are direct or indirect subsidiaries of the Guarantor; and

     WHEREAS, simultaneously with the execution and delivery of this Guarantee, the Buyer Parties will enter into a Stock Purchase Agreement, dated as of the date hereof (as amended from time to time, the "STOCK PURCHASE AGREEMENT"), with Seller, pursuant to which Seller will sell to THEH, and THEH will purchase from Seller, all of the issued and outstanding shares of capital stock of TH International.

     NOW, THEREFORE, in consideration of the premises herein and to induce the Buyer Parties to enter into the Stock Purchase Agreement, the Guarantor hereby agrees with the Buyer Parties as follows:

     1. DEFINED TERMS. Unless otherwise defined herein, terms which are defined in the Stock Purchase Agreement and used herein are so used as so defined.

     2. GUARANTEE. The Guarantor hereby unconditionally and irrevocably guarantees to the Buyer Parties the prompt and complete payment and performance of all obligations of the Seller in the Stock Purchase Agreement. The Guarantor further agrees to pay any and all reasonable expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by the Buyer Parties in enforcing any of their rights under this Guarantee.

     No payment or payments made by the Seller or any other person or received or collected by any Buyer Party from the Seller or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the obligations guaranteed hereunder shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment or payments, remain liable hereunder.

     3. NO SUBROGATION, CONTRIBUTION, REIMBURSEMENT OR INDEMNITY. Notwithstanding anything to the contrary in this Guarantee, the Guarantor hereby irrevocably waives all rights which may have arisen in connection with this Guarantee to be subrogated to any of the rights of any Buyer Party against the Seller for the payment of the obligations guaranteed hereunder. The Guarantor hereby further irrevocably waives all contractual, common law, statutory or other rights of reimbursement, contribution, exoneration or indemnity (or any similar right) from or against the Seller or any other Person which may have arisen in connection with this Guarantee.


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     4. AMENDMENTS, ETC. WITH RESPECT TO THE OBLIGATIONS. The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor, and without notice to or further assent by the Guarantor, any demand for payment of any of the obligations made by any Buyer Party may be rescinded by such Buyer Party, and any of the obligations guaranteed hereunder continued, and the obligations guaranteed hereunder, or the liability of any other party upon or for any part thereof, or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Buyer Parties, and the Stock Purchase Agreement may be amended, modified, supplemented or terminated, in whole or in part, as the Buyer Parties may deem advisable from time to time, and any guarantee or right of offset at any time held by the Buyer Parties for the payment of the obligations guaranteed hereunder may be sold, exchanged, waived, surrendered or released.

     5. GUARANTEE ABSOLUTE AND UNCONDITIONAL. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the obligations guaranteed hereunder and notice of or proof of reliance by any Buyer Party upon this Guarantee or acceptance of this Guarantee; the obligations guaranteed hereunder, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee; and all dealings between the Seller or the Guarantor, on the one hand, and the Buyer Parties, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. The Guarantor waives diligence, presentment, protest, demand for payment and notice of nonpayment to or upon the Seller or the Guarantor with respect to the obligations guaranteed hereunder. This Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Stock Purchase Agreement or any documents delivered pursuant thereto, any of the obligations guaranteed hereunder or any guarantee or right of offset with respect thereto at any time or from time to time held by the Buyer Parties, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Seller against any of the Buyer Parties, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Seller or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Seller for the obligations guaranteed hereunder, or of the Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing their rights and remedies hereunder against the Guarantor, the Buyer Parties may, but shall be under no obligation to, pursue such rights and remedies as they may have against the Seller or any other Person or against any guarantee for the obligations guaranteed hereunder or any right to offset with respect thereto, and any failure by the Buyer Parties to pursue such other rights or remedies or to collect any payments from the Seller or any such other Person or to realize upon any such guarantee or to exercise any such right of offset, or any release of the Seller or any such other Person or any such guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Buyer Party against the Guarantor.

     6. REINSTATEMENT. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the obligations guaranteed is rescinded or must otherwise be restored or returned by any Buyer Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Seller or upon




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or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Seller or any substantial part of its property, or otherwise, all as though such payments had not been made.

     7. PAYMENTS. The Guarantor hereby agrees that the obligations will be paid to the Buyer Parties without set-off or counterclaim in United States Dollars to an account designated by Parent.

     8. LIMITATION ON GUARANTEE. Notwithstanding anything herein to the contrary, the Guarantor shall not be required to make payments under this Guarantee in excess of $200,000,000.

     9. REPRESENTATIONS AND WARRANTIES. The Guarantor represents and warrants that:

          (a) the Guarantor is a corporation duly incorporated under the laws of the British Virgin Islands and has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates and to conduct the business in which it is currently engaged;

          (b) the Guarantor has full power and authority to enter into and perform this Guarantee, which has been duly authorized by all necessary corporate action;

          (c) this Guarantee constitutes a valid and legally binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms; and

          (d) the execution and delivery of this Guarantee by Guarantor (i) will not violate or require any consent, approval, filing or notice under any provision of any law, rule, statute or regulation or order, judgment, writ, injunction or decree of any court or Governmental Authority applicable to the Guarantor, and
               (ii) will not conflict with, or result in the breach or termination of any provision of, or constitute a default under, or result in the acceleration of the performance of the obligations of the Guarantor under, or result in the creation of a lien, pledge, security interest, charge or encumbrance upon any of the properties or assets of the Guarantor pursuant to, the organizational and governing documents of Guarantor, or any indenture, mortgage, deed of trust, lease, contract, instrument or other agreement to which Guarantor is a party or by which Guarantor or any of its properties or assets is bound.

     10. SEVERABILITY. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     11. NO WAIVER; CUMULATIVE REMEDIES. No Buyer Party shall by any act (except by a written instrument pursuant to Section 12 hereof), delay, indulgence, omission or




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otherwise be deemed to have waived any right or remedy hereunder or any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of any Buyer Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Buyer Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Buyer Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

     12. WAIVERS AND AMENDMENTS; SUCCESSORS AND ASSIGNS. None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantor and the Buyer Parties, PROVIDED that any provision of this Guarantee may be waived by the Buyer Parties in a letter or agreement executed by the Buyer Parties or by telex or facsimile transmission from the Buyer Parties to Guarantor. Guarantor may assign its obligations hereunder (whether by operation of law or otherwise) only with the consent of Parent, which consent shall not be unreasonably withheld. This Guarantee shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Buyer Parties and their respective successors and assigns.

     13. NOTICES. Notices by the Buyer Parties to the Guarantor given hereunder shall be in writing and shall be deemed given when delivered personally, mailed by registered mail, return receipt requested, sent by documented overnight delivery service or, to the extent receipt is confirmed, by telecopy, telefax or other electronic transmission service to the Guarantor at the following address:

                  AIHL-TH Limited
                  c/o Novel Enterprises Limited
                  12/F, Novel Industrial Building
                  850-870 Lai Chi Kok Road
                  Cheung Sha Wan, Kowloon
                  Hong Kong
                  Attn:  Lawrence Lok
                  Telecopier No.:  852-2310-1841

                  with a copy to :

                  Simpson Thacher & Bartlett
                  Citypoint
                  1 Ropemaker Street
                  London EC2Y 9HU
                  England
                  Attn:   William R. Dougherty, Esq.
                  Telecopier No.:   44-20-7275-6502

The Guarantor may change its address and transmission number by written notice to Parent.




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     14. GOVERNING LAW. This Guarantee and all disputes, controversies or claims arising out of or related to this Guarantee or a breach hereof shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of New York as applied to contracts to be performed in New York.

     15. JURISDICTION; WAIVER OF TRIAL BY JURY. Guarantor hereby consents to the jurisdiction of the United States District Court for the Southern District of New York and any of the courts of the state of New York in any dispute arising under this Guarantee and agrees further that service of process or notice in any such action, suit or proceeding shall be effective if in writing and delivered in person or sent as provided in Section 13 hereof. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR ACTION ARISING OUT OF THIS GUARANTEE OR IN CONNECTION HEREWITH IS HEREBY WAIVED.











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     IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered as of the date first above written.

                                    AIHL-TH LIMITED



                                    By:  /s/ Silas K.F. Chou
                                         -------------------------------
                                         Name:  Silas K.F. Chou
                                         Title: Co-Chairman of the Board











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